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                                                                     Exhibit 5.1

                                 Bryan Cave LLP
                      Two North Central Avenue, Suite 2200
                             Phoenix, Arizona 85004
                     602-364-7000 (phone) 602-364-7070 (fax)


                                                             _____________, 2003

Universal Technical Institute, Inc.
  Board of Directors
20410 North 19th Avenue, Suite 200
Phoenix, Arizona  85027


Re:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-109430) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to a maximum aggregate of $189,750,000 of its Common Stock, $0.0001 par value per share (the "Shares"), of Universal Technical Institute, Inc., a Delaware corporation (the "Company"), including any additional Shares issuable upon exercise of an over-allotment option granted by the Company.

      The Shares are to be sold by the Company and certain of its current stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Credit Suisse First Boston, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been or will be filed as Exhibit 1.1 to the Registration Statement.

      We are acting as counsel for the Company in connection with the issue and sale by the Company and the selling stockholders of the Shares pursuant to the Registration Statement. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the
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conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.


      We are admitted and authorized to practice in the State of Arizona and we express no opinion herein as to the laws of any state or jurisdiction other than the state laws of Arizona, the corporation laws of the State of Delaware, and the federal laws of the United States of America.


      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.




      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                           Very truly yours,


                                                           Bryan Cave LLP